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                                                                    EXHIBIT 11.1


                          COAST DENTAL SERVICES, INC.
                       COMPUTATION OF PER SHARE EARNINGS

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                                                                                                        DECEMBER 31,
                                                                                             -------------------------------
                                                                                                 1997                 1998
                                                                                             -------------------------------
Income before cumulative effect of a change in accounting
  principle........................................................................          $3,408,882           $4,171,257
Cumulative effect of a change in accounting principle..............................                  --              633,813
                                                                                             ----------           ----------
Net income.........................................................................          $3,408,882           $3,537,444
                                                                                             ==========           ==========

Pro forma net income...............................................................          $3,266,861           $3,537,444
                                                                                             ==========           ==========

Shares:
Basic weighted average number of shares outstanding................................           5,934,701            7,615,324
Additional shares issuable under stock options for diluted
  earnings per share...............................................................             116,310              102,874
                                                                                             ----------           ----------
Diluted weighted average number of shares outstanding..............................           6,051,011            7,718,198
                                                                                             ==========           ==========

Basic earnings per share:
Income before cumulative effect of a change in
  accounting principle.............................................................          $      .57           $      .55
Cumulative effect of a change in accounting
  principle........................................................................                  --           $      .08
                                                                                             ----------           ----------
Net income.........................................................................          $      .57           $      .47
                                                                                             ==========           ==========
Pro forma net income...............................................................          $      .55           $      .47
                                                                                             ==========           ==========

Diluted earnings per share:
Income before cumulative effect of a change in
  accounting principle.............................................................          $      .56           $      .54
Cumulative effect of a change in accounting principle..............................                  --           $      .08
                                                                                             ----------           ----------
Net income.........................................................................          $      .56           $      .46
                                                                                             ==========           ==========
Pro forma net income...............................................................          $      .54           $      .46
                                                                                             ==========           ==========
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